Exhibit No. 99

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                            NASCOR MORTGAGE LOAN POOL
                       20-YEAR THROUGH 30-YEAR FIXED RATE
                              RELOCATION MORTGAGES
                              NASCOR SERIES 1998-22
                               PRICING INFORMATION
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      RATING AGENCIES                           TBD by Norwest

      PASS THRU RATE                                    6.25%

      ASSUMED SIZE OF PRINCIPAL ONLY CLASS              0.15%

      PRICING DATE                                  30-Jul-98

      FINAL STRUCTURE DUE DATE                      10-Aug-98          9:00 AM

      SETTLEMENT DATE                               27-Aug-98

      ASSUMED SUB LEVELS                                  AAA           3.200%
                                                           AA           2.000%
                                                            A           0.750%
                                                          BBB           0.500%
                                                           BB           0.250%
                                                            B           0.150%





     NASCOR may structure the excess interest as an interest only certificate, or as fixed retained yield or servicing fee which will be excluded from the trust for Series 1998-22. The principal only certficate created by the discount mortgage loans will not be included in the bid on the pricing date.



      NASCOR CONTACTS                            Brad Davis (301) 846-8009
                                                 Lori Fountain (301) 846-8185





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